Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“CAPITALSOURCE INC.”, A DELAWARE CORPORATION, WITH AND INTO “PACWEST BANCORP” UNDER THE NAME OF “PACWEST BANCORP”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTH DAY OF APRIL, A.D. 2014, AT 12:19 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SEVENTH DAY OF APRIL, A.D. 2014, AT 8:01 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4523304 8100M	AUTHENTICATION:	1271563

140436050	DATE:	04-07-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:26 PM 04/07/2014
FILED 12:19 PM 04/07/2014
SRV 140436050 - 4523304 FILE

State of Delaware

Certificate of Merger of

CapitalSource Inc.

(a Delaware corporation)

with and into

PacWest Bancorp

(a Delaware Corporation)

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation does hereby certify to the following information relating to the merger (the “Merger”) of CapitalSource Inc. (“CapitalSource”) with and into PacWest Bancorp (“PacWest”):

FIRST: The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) of the Merger are as follows:

Name	State of Incorporation
PacWest Bancorp	Delaware
CapitalSource Inc.	Delaware

SECOND: An Agreement and Plan of Merger dated July 22, 2013, as amended (the “Merger Agreement”), by and between PacWest and CapitalSource has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251(c) of the DGCL.

THIRD: PacWest shall be the surviving corporation in the Merger and the name of the surviving corporation shall be PacWest Bancorp (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of PacWest immediately prior to the Merger, as amended hereby by changing the number of shares of stock that the Surviving Corporation is authorized to issue, so that the first sentence of Article Fourth thereof shall read as follows:

The total number of shares of all classes of stock which the corporation shall have authority to issue is 200,000,000, of which 195,000,000 shares of the par value of $0.01 per share shall be designated as Common Stock and 5,000,000 shares of the par value of $0.01 per share shall be designated as Preferred Stock.

FIFTH: The Merger Agreement is on file at 10250 Constellation Boulevard, Los Angeles, California 90067, the place of business of the Surviving Corporation.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

SEVENTH: The Merger is to become effective on April 7, 2014, as of 8:01 p.m. Eastern Time.

[Signature page follows]

IN WITNESS WHEREOF, PacWest Bancorp, the Surviving Corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 7th day of April, 2014.

PacWest Bancorp

By	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	General Counsel and Executive Vice President

[Signature Page to Certificate of Merger]